UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement

Pursuant to the terms of a Commercial Loan Purchase Agreement, dated as of August 14, 2017 (the “Purchase Agreement”), Gemcap Lending I, LLC (“GemCap”) sold and assigned to Payplant LLC, as agent for Payplant Alternatives Fund LLC (“Payplant” or “Lender”), all of its right, title and interest to that certain revolving Secured Promissory Note in an aggregate principal amount of up to $10,000,000 (the “GemCap Note”) issued in accordance with that certain Loan and Security Agreement, dated as of November 14, 2016 (the “GemCap Loan”), by and among Gemcap and Inpixon (“INPX”) and its wholly-owned subsidiaries, Inpixon USA (“INPXUSA”) and Inpixon Federal, Inc. (“INPXF,” and together with INPX and INPXUSA, the “Company”) for an aggregate purchase price of $1,402,770.16.

In connection with the purchase and assignment of the Gemcap Loan in accordance with the Purchase Agreement, the GemCap Loan was amended and restated in accordance with the terms and conditions of the Amended and Restated GemCap Loan and Security Agreement: Payplant Loan and Security Agreement, dated as of August 14, 2017, between the Company and Payplant (the “Loan Agreement”). The Loan Agreement allows the Company to request loans (each a “Loan” and collectively the “Loans”) from the Lender (in the manner provided therein) with a term of no greater than 360 days in amounts that are equivalent to 80% of the face value of purchase orders received (“Aggregate Loan Amount”). The Lender is not obligated to make the requested loan, however, if the Lender agrees to make the requested loan, before the loan is made, the Company must provide Lender with (i) one or more promissory notes (“Notes”) for the amount being loaned in favor of Lender, (ii) one or more guaranties executed in favor of Lender and (iii) other documents and evidence of the completion of such other matters as Lender may request. The principal amount of each Loan shall accrue interest at a 30 day rate of 2% (the “Interest Rate”), calculated per day on the basis of a year of 360 days and, when combined with all fees that may be characterized as interest will not exceed the maximum rate allowed by law Upon the occurrence and during the continuance of any event of default, interest shall accrue at a rate equal to the Interest Rate plus 0.42% per 30 days. All computations of interest shall be made on the basis of a year of 360 days.

The occurrence of the following events (among other events as set forth in the Loan Agreement) will constitute an “Event of Default”: (a) the Company shall fail to pay when due any amounts payable under the Loan Agreement (b) any representation or warranty by the Company under or in connection with the Loan Agreement or any other agreement or document delivered to Lender by the Company shall prove to have been incorrect in any material respect when made or deemed made; (c) the Company Borrower shall fail to perform or observe any term, covenant or agreement contained in the Loan Agreement of which Lender determines is not capable of being remedied; (d) the Company shall fail to perform or observe any other obligation of the Company contained in the Loan Agreement or any other related documents and any such failure shall remain un-remedied for a period of 10 days from the occurrence thereof (unless Lender determines that such failure is not capable of remedy); (e) the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the foregoing actions or events; (g) the Company shall fail (i) to make any payment of any principal of, or interest or premium on, any indebtedness for borrowed money (other than the Loan), in an aggregate amount (including undrawn committed or available amounts), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness as of the date of such failure, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure. Upon the occurrence and during the continuance of any Event of Default, Lender may without notice or demand declare the entire unpaid principal amount of any loans made to the Company, all interest accrued and unpaid thereon and all other amounts payable to be due and payable; (h) there is a change in the record or direct or indirect beneficial ownership or control of more than 30% of the voting capital stock of and other voting ownership interests in Borrower compared to such ownership as of the date of this Agreement without the prior written consent of Lender.

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The Loans may be prepaid from time to time in immediately available funds with a prepayment premium of at least 30 days of interest. As security for the payment and performance of all indebtedness, liabilities and other obligations to Lender under the Loan Agreement, any Note, or any of the other Loan Documents (as defined in the Loan Agreement), the Company granted Lender a security interest in all of the Company’s right, title and interest in, to all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising.

Payplant Client Agreement

The Company also entered into a Payplant Client Agreement (the “Client Agreement”), pursuant to which the Company will offer to Payplant for purchase those receivables payable to the Company in connection with the purchase orders under which advances have been made pursuant to the Loan Agreement for the purposes of paying off any Notes issued pursuant to the Loan Agreement. Under the Client Agreement, the Company cannot raise additional financings, without Payplant’s approval, which will not be unreasonably withheld by Payplant unless it is an equity financing or a convertible equity financing, where the Company can force conversion, while Payplant’s advances are outstanding.

Promissory Note

On August 14, 2017, in accordance with the terms of the Loan Agreement, Inpixon Federal, Inc. issued a Note to the Lender with a term of 30 days in an aggregate principal amount of $995,472.61. (the “Initial Note”) in connection with a purchase order received. The Note is subject to the interest rates described in the Loan Agreement and is secured by the assets of the Company pursuant to the Loan Agreement and shall be satisfied in accordance with the terms of the Client Agreement.

The descriptions of the Loan Agreement, the Client Agreement and the Initial Note are not complete and are qualified by the full text of such agreements, each of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 related to the GemCap Loan, Loan Agreement and Client Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2017, INPX received a deficiency letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based on INPX’s closing bid price for the last 30 consecutive business days, INPX does not comply with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2). The notification has no immediate effect on the listing of INPX’s common stock on The NASDAQ Capital Market.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), INPX has a grace period of 180 calendar days, or until February 12, 2018, to regain compliance with the minimum closing bid price requirement for continued listing. In order to regain compliance, the minimum closing bid price per share of INPX’s common stock must be at least $1.00 for a minimum of ten consecutive business days. In the event INPX does not regain compliance by February 12, 2018, INPX may be afforded an additional 180-day compliance period, provided it demonstrates that it meets all other applicable standards for initial listing on The NASDAQ Capital Market (except the bid price requirement), and provides written notice of its intention to cure the minimum bid price deficiency during the second grace period, by effecting a reverse stock split, if necessary. If INPX fails to regain compliance after the second grace period, INPX’s stock will be subject to delisting by NASDAQ.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Promissory Note issued by Inpixon Federal to Payplant Alternatives Fund, LLC on August 14, 2017

10.1*	Amended and Restated GemCap Loan and Security Agreement: Payplant Loan and Security Agreement, by and among GemCap Lending I, LLC, Inpixon, Inpixon USA, Inpixon Federal, Inc., and Payplant LLC, as agent for Payplant Alternatives Fund LLC.

10.2*	Payplant Client Agreement by and among Inpixon, Inpixon USA, Inpixon Federal, Inc., and Payplant LLC.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: August 18, 2017	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.1*	Promissory Note issued by Inpixon Federal to Payplant Alternatives Fund, LLC on August 14, 2017

10.1*	Amended and Restated GemCap Loan and Security Agreement: Payplant Loan and Security Agreement, by and among GemCap Lending I, LLC, Inpixon, Inpixon USA, Inpixon Federal, Inc., and Payplant LLC, as agent for Payplant Alternatives Fund LLC.

10.2*	Payplant Client Agreement by and among Inpixon, Inpixon USA, Inpixon Federal, Inc., and Payplant LLC.

* Filed herewith.

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